Exhibit 99.1

Charles River Laboratories Announces Third-Quarter 2012 Results from Continuing Operations

– Third-Quarter Sales of $278.7 Million –

- PCS Sales Increase 5.7% Year-Over-Year –

– Third-Quarter GAAP Earnings per Share of $0.46
and Non-GAAP Earnings per Share of $0.65 –

– Updates Sales and EPS Guidance for 2012 –

WILMINGTON, Mass.--(BUSINESS WIRE)--October 30, 2012--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the third quarter of 2012. For the quarter, net sales from continuing operations were $278.7 million, an increase of 0.4% from $277.6 million in the third quarter of 2011. Excluding foreign currency translation, which reduced reported sales by 3.2%, third-quarter 2012 sales increased by 3.6%. On a segment basis, sales increased in the Preclinical Services (PCS) segment, but declined in the Research Models and Services (RMS) segment due primarily to foreign currency translation.

On a GAAP basis, net income from continuing operations for the third quarter of 2012 was $22.4 million, or $0.46 per diluted share, compared to $18.9 million, or $0.37 per diluted share, for the third quarter of 2011.

On a non-GAAP basis, net income from continuing operations was $31.2 million for the third quarter of 2012, an increase of 8.7% from $28.7 million for the same period in 2011. Third-quarter 2012 diluted earnings per share on a non-GAAP basis were $0.65, an increase of 14.0% compared to $0.57 per share in the third quarter of 2011. Non-GAAP earnings per share benefited primarily from an improvement in the PCS operating margin and stock repurchases.

James C. Foster, Chairman, President and Chief Executive Officer, said, “We are experiencing a pivotal moment in time when global biopharmaceutical companies are reinventing the drug discovery and development model. As our clients grapple with the logistics of how and what to outsource, we are extremely well positioned to assist them in the decision-making process, and to be the strategic partner of choice when they do outsource. We have prepared ourselves for this moment by focusing on scientific excellence, operating efficiency, and information technology platforms, and are utilizing our broad, early-stage portfolio and all of our capabilities in innovative working arrangements that suit our clients’ individual needs.”

“We believe this approach has enabled us to take market share in a highly competitive environment, such as our recently announced partnership with AstraZeneca. We are enhancing our position with strategic targeted acquisitions which expand our capabilities, such as Accugenix, or our global reach, as with our planned majority acquisition of Vital River. This furthers our goal to increase the value proposition we can offer to clients, as a premier provider of essential early-stage drug research products and services.”

The Company reports results from continuing operations, which excludes results of the Phase I clinical business that was divested in 2011. The Phase I business is reported as a discontinued operation.

Third-Quarter Segment Results

Research Models and Services (RMS)

Net sales for the RMS segment were $166.5 million in the third quarter of 2012, a decrease of 2.9% from $171.5 million in the third quarter of 2011. Excluding foreign exchange, which reduced reported sales by 4.1%, RMS sales increased by 1.2% due to continued strong sales growth for Other Products, which includes the Endotoxin and Microbial Detection (formerly In Vitro) and Avian Vaccine businesses. This was largely offset by softness in the research models business, particularly for large models.

In the third quarter of 2012, the RMS segment’s GAAP operating margin was 26.1% compared to 28.3% for the third quarter of 2011. On a non-GAAP basis, the operating margin increased to 29.3% from 29.0% in the third quarter of 2011. The non-GAAP operating margin improvement was primarily attributable to leverage from higher sales of Other Products, as well as the benefits of ongoing efficiency initiatives.

Preclinical Services (PCS)

Third-quarter 2012 net sales from continuing operations for the PCS segment were $112.2 million, an increase of 5.7% from $106.1 million in the third quarter of 2011. Foreign currency translation reduced reported sales by 1.8%. Excluding foreign exchange, constant-currency sales growth of 7.5% was primarily driven by increased demand for both regulated safety assessment and non-GLP discovery services.

In the third quarter of 2012, the PCS segment’s GAAP operating margin increased to 9.8% from 3.5% in the third quarter of 2011. On a non-GAAP basis, the operating margin increased to 13.0% from 9.3% in the third quarter of 2011. The non-GAAP operating margin increase was primarily attributable to improved capacity utilization as a result of the higher sales volume.

Stock Repurchase Update

During the third quarter of 2012, the Company repurchased approximately 416,000 shares for $15.0 million. As of September 29, 2012, Charles River had $73.5 million remaining on its $750 million stock repurchase authorization.

Nine-Month Results

For the first nine months of 2012, net sales decreased by 0.3% to $849.4 million from $851.7 million in the same period in 2011. Foreign currency translation reduced reported sales by 2.4%.

On a GAAP basis, net income from continuing operations for the first nine months of 2012 was $79.4 million, or $1.63 per diluted share, compared to $88.4 million, or $1.69 per diluted share, for the same period in 2011.

On a non-GAAP basis, net income from continuing operations for the first nine months of 2012 was $101.5 million, or $2.09 per diluted share, compared to $97.8 million, or $1.87 per diluted share, for the same period in 2011.

Research Models and Services (RMS)

For the first nine months of 2012, RMS net sales were $523.2 million, essentially unchanged from $523.0 million for the same period in 2011. Foreign currency translation reduced reported sales by 2.9%. On a GAAP basis, the RMS segment operating margin was 30.3% for the first nine months of 2012, compared to 29.8% for the prior-year period. On a non-GAAP basis, the operating margin was 31.9% for the first nine months of 2012, compared to 31.0% for the same period in 2011.

Preclinical Services (PCS)

For the first nine months of 2012, PCS net sales were $326.1 million, a decrease of 0.8% from $328.7 million in the same period in 2011. Foreign currency translation reduced reported sales by 1.6%. On a GAAP basis, the PCS segment operating margin was 8.0% for the first nine months of 2012, compared to 6.3% for the prior-year period. On a non-GAAP basis, the operating margin was 11.7% for the first nine months of 2012, compared to 12.5% for the same period in 2011.

Items Excluded from Non-GAAP Results

Items excluded from non-GAAP results in the third quarter of 2012 and 2011 were as follows:

($ in millions)	3Q12	3Q11
Amortization of intangible assets	$4.5	$5.3
Severance related to cost-savings actions	1.0	(0.1)
Impairment and other items, net (1)	2.9	(0.1)
Operating losses for PCS China, Massachusetts and Arkansas	1.0	2.8
Costs associated with evaluation of acquisitions	0.7	0.2
Write-off of deferred financing costs related to amended credit agreement	--	1.5
Fees and tax costs associated with corporate subsidiary restructuring	--	0.5
Convertible debt accounting	3.9	3.5

(1) In the third quarter of 2012, items were related primarily to an asset impairment associated with the consolidation of certain RMS Europe operations, partially offset by a gain on the sale of real estate related to RMS Canada

Items excluded from non-GAAP results in the first nine months of 2012 and 2011 were as follows:

($ in millions)	YTD12	YTD11
Amortization of intangible assets	$13.4	$16.5
Severance related to cost-savings actions	1.9	1.3
Impairment and other charges (1)	2.9	0.8
Adjustment of contingent consideration related to acquisitions	--	(1.2)
Operating losses for PCS China, Massachusetts and Arkansas	3.0	8.3
Costs associated with evaluation of acquisitions	1.6	0.2
Gain on settlement of life insurance policy	--	(7.7)
Write-off of deferred financing costs related to amended credit agreement	--	1.5
Loss on the sale of auction rate securities	0.7	--
Fees and tax costs associated with corporate subsidiary restructuring	--	1.5
Convertible debt accounting	10.9	10.2
Tax benefit related to disposition of Phase I clinical business	--	(11.1)

(1) In the first nine months of 2012, items were related primarily to an asset impairment associated with the consolidation of certain RMS Europe operations, partially offset by a gain on the sale of real estate related to RMS Canada. In the first nine months of 2011, these items were related primarily to an asset impairment associated with the Company’s RMS large model operations and a gain related to the disposition of its RMS Discovery Research Services facility in Michigan, as well as exiting a defined benefit plan in RMS Japan.

2012 Guidance

The Company is updating its forward-looking guidance based on continuing operations for 2012. Foreign currency translation is still expected to reduce reported sales by approximately 2% for the year. The Company has revised its full year, constant-currency sales guidance to reflect slightly lower-than-expected growth in the RMS segment. The Company has narrowed both its GAAP and non-GAAP earnings per share guidance for 2012 to reflect the strong year-to-date performance.

The updated guidance assumes that total net sales for the fourth quarter improve slightly on a sequential basis due to the RMS segment, which includes a full-quarter benefit from the Accugenix acquisition. The non-GAAP operating margin is expected to decline moderately from the third-quarter level due to seasonal trends in both segments. In addition, the year-over-year comparison will be affected by the inclusion of a 53rd week last year, which is expected to negatively impact the sales growth rate in the fourth quarter of 2012.

2012 GUIDANCE (from continuing operations)	REVISED	PRIOR
Net sales growth, reported	Approx. (1%)	(1%) - 1%
Impact of foreign exchange	Approx. 2%	Approx. 2%
Net sales growth, constant currency	Approx. 1%	1% - 3%
GAAP EPS estimate	$2.08 - $2.13	$2.12 - $2.22
Amortization of intangible assets	$0.25	$0.25
Operating losses (1)	$0.05	$0.05
Severance costs, impairment and other items (2)	$0.10	$0.04
Convertible debt accounting	$0.20	$0.20
Non-GAAP EPS estimate	$2.68 - $2.73	$2.63 - $2.73

(1) These costs relate primarily to the Company’s PCS facility in Massachusetts.

(2) Other items primarily include: costs associated with the evaluation of acquisitions; a loss on the sale of auction rate securities; and a gain on the sale of real estate related to RMS Canada.

Webcast

Charles River Laboratories has scheduled a live webcast on Wednesday, October 31, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of non-GAAP financial measures to comparable GAAP financial measures on the website.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets and other charges related to our acquisitions, expenses associated with evaluating acquisitions, charges and operating losses attributable to our businesses we plan to close or divest, severance costs associated with our cost-savings actions, taxes associated with the disposition of our Phase I clinical business, the gain on the settlement of a life insurance policy, fees and tax costs associated with corporate subsidiary restructuring, and the additional interest recorded as a result of the adoption in 2009 of an accounting standard related to our convertible debt accounting which increased interest and depreciation expense. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. This press release also refers to our sales in both a GAAP and non-GAAP (constant currency) basis. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions (and in certain cases, the evaluation of such acquisitions, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities, such as business acquisitions, happen infrequently and the underlying costs associated with such activities do not recur on a regular basis. Presenting sales on a constant currency basis allows investors to measure our organic sales growth net of foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding our projected 2012 financial performance including sales, earnings per share, and the expected impact of foreign exchange rates; the future demand for drug discovery and development products and services; including our expectations for revenue trends for 2012; the development and performance of our services and products, including the impact this can have on our clients’ drug development models; market and industry conditions including the outsourcing of these services and present spending trends by our customers; the impact of specific actions intended to more accurately align our infrastructure to the current operating environment, and to improve overall operating efficiencies and profitability; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to sales and foreign exchange impact. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate businesses we acquire; the ability to execute our cost-savings actions on an effective and timely basis (including divestitures and site closures); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our customers; the ability to convert backlog to sales; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 27, 2012, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Accelerating Drug Development. Exactly. Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	September 29, 2012	September 24, 2011	September 29, 2012	September 24, 2011

Total net sales	$278,686	$277,579	$849,390	$851,685
Cost of products sold and services provided	185,427	184,863	548,334	550,011
Gross margin	93,259	92,716	301,056	301,674
Selling, general and administrative	51,047	50,345	156,924	152,561
Amortization of intangibles	4,530	5,277	13,436	16,454
Operating income	37,682	37,094	130,696	132,659
Interest income (expense)	(8,395)	(11,806)	(24,573)	(31,559)
Other income (expense)	(892)	(747)	(2,582)	(1,092)
Income from continuing operations before income taxes	28,395	24,541	103,541	100,008
Provision (benefit) for income taxes	6,011	5,630	24,140	11,564
Income from continuing operations, net of tax	22,384	18,911	79,401	88,444
Discontinued operations, net of tax	(182)	(18)	(63)	(5,695)
Net income	22,202	18,893	79,338	82,749
Noncontrolling interests	(230)	(95)	(459)	(298)
Net income attributable to common shareowners	$21,972	$18,798	$78,879	$82,451

Earnings per common share
Basic:
Continuing operations	$0.47	$0.38	$1.64	$1.71
Discontinued operations	$-	$-	$-	$(0.11)
Net	$0.46	$0.38	$1.64	$1.60
Diluted:
Continuing operations	$0.46	$0.37	$1.63	$1.69
Discontinued operations	$-	$-	$-	$(0.11)
Net	$0.46	$0.37	$1.63	$1.58

Weighted average number of common shares outstanding
Basic	47,625,806	50,084,850	48,028,602	51,671,559
Diluted	48,108,614	50,533,747	48,476,146	52,238,427

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	September 29, 2012	December 31, 2011
Assets
Current assets
Cash and cash equivalents	$83,224	$68,905
Trade receivables, net	215,621	184,810
Inventories	93,718	92,969
Other current assets	65,243	79,052
Current assets of discontinued businesses	109	107
Total current assets	457,915	425,843
Property, plant and equipment, net	724,699	738,030
Goodwill, net	207,420	197,561
Other intangibles, net	89,777	93,437
Deferred tax asset	45,917	44,804
Other assets	40,987	57,659
Long-term assets of discontinued businesses	903	986
Total assets	$1,567,618	$1,558,320

Liabilities and Equity
Current liabilities
Current portion of long-term debt & capital leases	$125,603	$14,758
Accounts payable	27,744	34,332
Accrued compensation	48,771	41,602
Deferred revenue	57,833	56,530
Accrued liabilities	49,655	54,377
Other current liabilities	14,539	14,033
Current liabilities of discontinued businesses	1,092	1,165
Total current liabilities	325,237	216,797
Long-term debt and capital leases	543,143	703,187
Other long-term liabilities	96,975	108,451
Long-term liabilities of discontinued businesses	2,311	2,522
Total liabilities	967,666	1,030,957
Non-controlling interests	2,239	1,780
Total equity	599,952	527,363
Total liabilities and equity	$1,567,618	$1,558,320

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 29, 2012	September 24, 2011	September 29, 2012	September 24, 2011
Research Models and Services
Net sales	$166,484	$171,471	$523,247	$523,005
Gross margin	65,902	70,514	224,364	222,660
Gross margin as a % of net sales	39.6%	41.1%	42.9%	42.6%
Operating income	43,389	48,534	158,398	155,967
Operating income as a % of net sales	26.1%	28.3%	30.3%	29.8%
Depreciation and amortization	9,670	9,327	27,697	27,914
Capital expenditures	7,423	5,789	27,892	14,202

Preclinical Services
Net sales	$112,202	$106,108	$326,143	$328,680
Gross margin	27,358	22,202	76,693	79,014
Gross margin as a % of net sales	24.4%	20.9%	23.5%	24.0%
Operating income	10,975	3,663	25,958	20,844
Operating income as a % of net sales	9.8%	3.5%	8.0%	6.3%
Depreciation and amortization	10,880	11,840	32,920	36,334
Capital expenditures	2,819	2,433	5,903	7,470

Unallocated Corporate Overhead	$(16,682)	$(15,103)	$(53,660)	$(44,152)

Total
Net sales	$278,686	$277,579	$849,390	$851,685
Gross margin	93,260	92,716	301,057	301,674
Gross margin as a % of net sales	33.5%	33.4%	35.4%	35.4%
Operating income	37,682	37,094	130,696	132,659
Operating income as a % of net sales	13.5%	13.4%	15.4%	15.6%
Depreciation and amortization	20,550	21,167	60,617	64,248
Capital expenditures	10,242	8,222	33,795	21,672

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED) (1)
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 29, 2012	September 24, 2011	September 29, 2012	September 24, 2011
Research Models and Services
Net sales	$166,484	$171,471	$523,247	$523,005
Operating income	43,389	48,534	158,398	155,967
Operating income as a % of net sales	26.1%	28.3%	30.3%	29.8%
Add back:
Amortization related to acquisitions	1,611	1,586	4,542	4,992
Severance related to cost-savings actions	934	2	934	444
Impairment and other items (2)	2,927	(372)	2,927	569
Operating income, excluding specified charges (Non-GAAP)	$48,861	$49,750	$166,801	$161,972
Non-GAAP operating income as a % of net sales	29.3%	29.0%	31.9%	31.0%

Preclinical Services
Net sales	$112,202	$106,108	$326,143	$328,680
Operating income	10,975	3,663	25,958	20,844
Operating income as a % of net sales	9.8%	3.5%	8.0%	6.3%
Add back:
Amortization related to acquisitions	2,917	3,691	8,892	11,462
Severance related to cost-savings actions	37	(5)	948	979
Impairment and other items (2)	(233)	-	(233)	-
Operating losses for PCS China, PCS Massachusetts and PCS Arkansas	837	2,571	2,700	7,877
Operating income, excluding specified charges (Non-GAAP)	$14,533	$9,920	$38,265	$41,162
Non-GAAP operating income as a % of net sales	13.0%	9.3%	11.7%	12.5%

Unallocated Corporate Overhead	$(16,682)	$(15,103)	$(53,660)	$(44,152)
Add back:
Severance related to cost-savings actions	-	(72)	-	(106)
Impairment and other items (2)	-	268	-	268
Adjustment of acquisition-related contingent consideration and related items	-	-	-	(1,206)
Costs related to PCS China	-	265	-	406
Costs associated with the evaluation of acquisitions	658	150	1,634	150
Gain on settlement of life insurance policy	-	-	-	(7,710)
Costs associated with corporate legal entity restructuring	-	(198)	-	785
Convertible debt accounting (3)	53	53	160	160
Unallocated corporate overhead, excluding specified charges (Non-GAAP)	$(15,971)	$(14,637)	$(51,866)	$(51,405)

Total
Net sales	$278,686	$277,579	$849,390	$851,685
Operating income	37,682	37,094	130,696	132,659
Operating income as a % of net sales	13.5%	13.4%	15.4%	15.6%
Add back:
Amortization related to acquisitions	4,528	5,277	13,434	16,454
Severance related to cost-savings actions	971	(75)	1,882	1,317
Adjustment of acquisition-related contingent consideration and related items	-	-	-	(1,206)
Impairment and other items (2)	2,694	(104)	2,694	837
Operating losses for PCS China, PCS Massachusetts and PCS Arkansas	837	2,836	2,700	8,283
Costs associated with the evaluation of acquisitions	658	150	1,634	150
Gain on settlement of life insurance policy	-	-	-	(7,710)
Costs associated with corporate legal entity restructuring	-	(198)	-	785
Convertible debt accounting (3)	53	53	160	160
Operating income, excluding specified charges (Non-GAAP)	$47,423	$45,033	$153,200	$151,729
Non-GAAP operating income as a % of net sales	17.0%	16.2%	18.0%	17.8%

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)	The three and nine months ended September 29, 2012 include items primarily related to the impairment of long-lived assets for certain RMS Europe facilities and a gain on the sale of real estate related to RMS Canada. The three months ended September 24, 2011 include a gain on the disposition of an RMS facility in Europe and costs to exit a corporate leased facility. Additionally, the nine months ended September 24, 2011 included an asset impairment associated with the Company's RMS large model operations, a gain related to the disposition of its RMS Discovery Research Services facility in Michigan, and costs associated with exiting a defined benefit plan in RMS Japan.

(3)	Includes the impact of convertible debt accounting adopted at the beginning of 2009, which increased depreciation expense.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (1)
(dollars in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	September 29, 2012	September 24, 2011	September 29, 2012	September 24, 2011

Net income attributable to common shareholders	$21,972	$18,798	$78,879	$82,451
Less: Discontinued operations	182	18	63	5,695
Net income from continuing operations	22,154	18,816	78,942	88,146
Add back:
Amortization related to acquisitions	4,528	5,277	13,434	16,454
Severance related to cost-savings actions	971	(75)	1,882	1,317
Impairment and other items (2)	2,888	(104)	2,888	837
Adjustment of acquisition-related contingent consideration and related items	-	-	-	(1,206)
Operating losses for PCS China, PCS Massachusetts and PCS Arkansas	1,025	2,836	3,044	8,283
Costs associated with the evaluation of acquisitions	658	150	1,634	150
Gain on settlement of life insurance policy	-	-	-	(7,710)
Write-off of deferred financing costs related to amended credit agreement	-	1,450	-	1,450
Loss on sale of Auction Rate Securities	-	-	712	-
Costs and taxes associated with corporate legal entity restructuring	-	509	-	1,492
Convertible debt accounting, net (3)	3,860	3,496	10,928	10,216
Tax benefit from disposition of Phase 1 clinical business	-	-	-	(11,111)
Tax effect	(4,886)	(3,647)	(11,986)	(10,548)
Net income, excluding specified charges (Non-GAAP)	$31,198	$28,708	$101,478	$97,770

Weighted average shares outstanding - Basic	47,625,806	50,084,850	48,028,602	51,671,559
Effect of dilutive securities:
Stock options and contingently issued restricted stock	482,808	448,897	447,544	566,868
Weighted average shares outstanding - Diluted	48,108,614	50,533,747	48,476,146	52,238,427

Basic earnings per share	$0.46	$0.38	$1.64	$1.60
Diluted earnings per share	$0.46	$0.37	$1.63	$1.58

Basic earnings per share, excluding specified charges (Non-GAAP)	$0.66	$0.57	$2.11	$1.89
Diluted earnings per share, excluding specified charges (Non-GAAP)	$0.65	$0.57	$2.09	$1.87

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)	The three and nine months ended September 29, 2012 include items primarily related to the impairment of long-lived assets for certain RMS Europe facilities and a gain on the sale of real estate related to RMS Canada. The three months ended September 24, 2011 include a gain on the disposition of an RMS facility in Europe and costs to exit a corporate leased facility. Additionally, the nine months ended September 24, 2011 included an asset impairment associated with the Company's RMS large model operations, a gain related to the disposition of its RMS Discovery Research Services facility in Michigan, and costs associated with exiting a defined benefit plan in RMS Japan.

(3)	The three and nine months ended September 29, 2012 include the impact of convertible debt accounting adopted at the beginning of 2009, which increased interest expense by $3,807 and $10,768 and depreciation expense by $53 and $160, respectively. The three and nine months ended September 24, 2011 include the impact of convertible debt accounting adopted at the beginning of 2009, which increased interest expense by $3,443 and $10,056 and depreciation expense by $53 and $160, respectively.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF NET SALES GROWTH (YEAR-OVER-YEAR) EXCLUDING THE IMPACT OF FOREIGN EXCHANGE (FX) (1)
For the Three and Nine Months Ended September 29, 2012

For the three months ended September 29, 2012:	Total CRL	RMS Segment	PCS Segment

Net sales growth, reported	0.4%	(2.9%)	5.7%
Impact of foreign exchange	(3.2%)	(4.1%)	(1.8%)
Net sales growth, constant currency	3.6%	1.2%	7.5%

For the nine months ended September 29, 2012:	Total CRL	RMS Segment	PCS Segment

Net sales growth, reported	(0.3%)	0.0%	(0.8%)
Impact of foreign exchange	(2.4%)	(2.9%)	(1.6%)
Net sales growth, constant currency	2.1%	2.9%	0.8%

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.

CONTACT:
Charles River Laboratories International, Inc.
Investors:
Susan E. Hardy, 781-222-6190
Corporate Vice President, Investor Relations
susan.hardy@crl.com
or
Media:
Amy Cianciaruso, 781-222-6168
Director, Public Relations
amy.cianciaruso@crl.com